Exhibit 99.1
GitLab Reports Fourth Quarter and Full Year 2023 Financial Results

Quarterly revenue of $122.9 million, up 58% year-over-year

Fiscal Fourth Quarter Highlights:
•Total revenue of $122.9 million
•GAAP operating margin of (38)%; Non-GAAP operating margin of (11)%
•GAAP net loss per share of $(0.26); Non-GAAP net loss per share of $(0.03)

Fiscal Year 2023 Highlights:
•Total revenue of $424.3 million
•GAAP operating margin of (50)%; Non-GAAP operating margin of (21)%
•GAAP net loss per share of $(1.16); Non-GAAP net loss per share of $(0.46)

San Francisco (March 13, 2023) - All-Remote - GitLab Inc. (NASDAQ: GTLB), The DevSecOps Platform, today reported financial results for its fourth quarter and full fiscal year of 2023, ended January 31, 2023.

“Now more than ever, it is critical for companies to show an immediate return on their software investments,” said Sid Sijbrandij, co-founder and CEO, GitLab Inc. “With our DevSecOps platform, our customers are consolidating tools, reducing integration costs, increasing productivity, and accelerating their revenue by deploying their software faster. We believe we are well positioned to continue to demonstrate significant value to our customers in the current macroeconomic environment.”

“Our fourth quarter results demonstrate our continued focus on growth while driving improvements in the unit economics of the business,” said Brian Robins, CFO, GitLab Inc. “Revenue of $122.9 million grew 58% organically, and our non-GAAP operating margin improved by approximately 2,400 basis points year-over-year. We see significant opportunities ahead, and we’re confident in the value that GitLab provides to customers.”

Fourth Quarter Fiscal Year 2023 Financial Highlights (in millions, except per share data and percentages):

	Q4 FY 2023	Q4 FY 2022	Y/Y Change
Revenue	$122.9	$77.8	58%
GAAP Gross margin	88%	88%
Non-GAAP Gross margin	90%	89%
GAAP Operating loss	$(46.3)	$(40.6)	$(5.7)
Non-GAAP Operating loss	$(13.8)	$(27.4)	$13.6
GAAP Net loss attributable to GitLab	$(38.7)	$(45.8)	$7.1
Non-GAAP Net loss attributable to GitLab	$(4.5)	$(23.2)	$18.7
GAAP Net loss per share attributable to GitLab	$(0.26)	$(0.32)	$0.06
Non-GAAP Net loss per share attributable to GitLab	$(0.03)	$(0.16)	$0.13

Fiscal Year 2023 Financial Highlights (in millions, except per share data and percentages):

	FY 2023	FY 2022	Y/Y Change
Revenue	$424.3	$252.7	68%
GAAP Gross margin	88%	88%
Non-GAAP Gross margin	90%	89%
GAAP Operating loss	$(211.4)	$(129.0)	$(82.4)
Non-GAAP Operating loss	$(87.1)	$(98.3)	$11.2
GAAP Net loss attributable to GitLab	$(172.3)	$(155.1)	$(17.2)
Non-GAAP Net loss attributable to GitLab	$(67.7)	$(95.3)	$27.6
GAAP Net loss per share attributable to GitLab	$(1.16)	$(1.95)	$0.79
Non-GAAP Net loss per share attributable to GitLab	$(0.46)	$(1.20)	$0.74

A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Fourth Quarter Fiscal Year 2023 Business Highlights:

•Customers with more than $5,000 of ARR increased to 7,002, up 52% from Q4 of fiscal year 2022.
•Customers with more than $100,000 of ARR increased to 697, up 42% from Q4 of fiscal year 2022.
•Customers with more than $1 million of ARR increased to 63, up 62% from Q4 of fiscal year 2022.
•Dollar-Based Net Retention Rate was 133% in Q4 of fiscal year 2023.
•Announced the limited availability of GitLab Dedicated, a single-tenant SaaS solution for organizations in highly regulated industries and have complex compliance and security requirements.
•Announced beta availability of Value Streams Dashboard, a new way for all DevSecOps stakeholders to have visibility into value stream metrics.
•Announced beta availability of GitLab Remote Development, enabling organizations to let developers establish an environment that best suits their needs, including where, when, and how they prefer to work.
•Announced GitLab Premium price increase from $19 to $29 per user per month effective April 3, 2023.
•Announced the expansion of the GitLab for Startups program.
•Appointed Mark Porter, Chief Technology Officer at MongoDB, Inc., to GitLab’s Board of Directors.
•Received a SOC 2 Type 1 report for GitLab Dedicated, which includes Security and Confidentiality criterion.
•Expanded SOC 2 Type 2 report for GitLab.com to include the Availability Criteria.
•Won CRN’s Tech Innovator Awards in the Application Development and DevOps category for GitLab 15.

First Quarter and Fiscal Year 2024 Financial Outlook

For the first quarter of fiscal year 2024, GitLab Inc. expects (in millions, except share and per share data):

	Q1 FY 2024 Guidance	FY 2024 Guidance
Revenue	$117.0 - $118.0	$529.0 - $533.0
Non-GAAP operating loss	$(27.0) - $(26.0)	$(64.0) - $(59.0)
Non-GAAP net loss per share assuming approximately 151 million and 153 million weighted average shares outstanding as of Q1 FY2024 and FY24, respectively	$(0.15) - $(0.14)	$(0.29) - $(0.24)

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment (gain) loss, changes in the fair value of acquisition related contingent consideration, and restructuring charges. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating loss and net loss per share to the corresponding GAAP measures is not available.

Conference Call Information

GitLab will host a conference call today, March 13, 2023, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its fourth quarter and full year fiscal 2023 financial results. Investors and analysts should register for the call in advance by visiting https://gitlab.zoom.us/webinar/register/WN_XQP9f5HKSoOKr24vQiswcw. A replay of the call will be available on GitLab’s investor relations website (ir.gitlab.com).

About GitLab

GitLab is the most comprehensive DevSecOps Platform that empowers organizations to maximize the overall return on software development by delivering software faster and efficiently, while strengthening security and compliance. GitLab’s single application is easier to use, leads to faster cycle time and allows visibility throughout and control over all stages of the DevSecOps lifecycle. With GitLab, every team in your organization can collaboratively plan, build, secure, and deploy software to drive business outcomes faster with complete transparency, consistency and traceability.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, (gain) loss from a deconsolidation of a subsidiary, equity method investment (gain) loss, changes in the fair value of acquisition related contingent consideration, and restructuring charges. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to appropriately manage future growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• our intense competition and loss of market share to our competitors;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our ability to manage our growth effectively;
• our transparency;
• our publicly available company Handbook;
• security and privacy breaches;
• customers staying on our open-source or free SaaS product offering;
• our limited operating history;
• our ability to respond to rapid technological changes;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of the armed conflict in Ukraine on our business; and
• general economic conditions (including changes in interest rates and inflation) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	January 31, 2023(1)	January 31, 2022(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$295,402	$884,672
Short-term investments	641,249	50,031
Accounts receivable, net of allowance for doubtful accounts of $1,564 and $1,098 as of January 31, 2023 and January 31, 2022, respectively	130,479	77,233
Deferred contract acquisition costs, current	26,505	24,363
Prepaid expenses and other current assets	24,327	15,544
Total current assets	1,117,962	1,051,843
Property and equipment, net	5,797	3,271
Operating lease right-of-use assets	998	—
Equity method investment	12,682	—
Goodwill	8,145	8,145
Intangible assets, net	3,901	6,285
Deferred contract acquisition costs, non-current	15,628	14,743
Other long-term assets	4,087	7,151
TOTAL ASSETS	$1,169,200	$1,091,438
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,184	$4,984
Accrued expenses and other current liabilities	25,954	24,571
Accrued compensation and benefits	20,776	32,820
Deferred revenue, current	254,382	179,224
Total current liabilities	306,296	241,599
Deferred revenue, non-current	28,355	32,568
Other non-current liabilities	9,824	18,002
TOTAL LIABILITIES	344,475	292,169
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized as of January 31, 2023 and January 31, 2022; no shares issued and outstanding as of January 31, 2023 and January 31, 2022	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized as of January 31, 2023 and January 31, 2022; 94,655 and 27,141 shares issued and outstanding as of January 31, 2023 and January 31, 2022, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized as of January 31, 2023 and January 31, 2022; 56,489 and 119,747 shares issued and outstanding as of January 31, 2023 and January 31, 2022, respectively	—	—
Additional paid-in capital	1,497,373	1,320,479
Accumulated deficit	(725,648)	(553,337)
Accumulated other comprehensive income (loss)	(705)	7,724
Total GitLab stockholders’ equity	771,020	774,866
Noncontrolling interests	53,705	24,403
TOTAL STOCKHOLDERS’ EQUITY	824,725	799,269
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,169,200	$1,091,438
__________
(1) As of January 31, 2023 and January 31, 2022, the consolidated balance sheet includes assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $62.8 million and $17.7 million, respectively, and liabilities of $8.9 million and $3.7 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of the Company.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Revenue:
Subscription—self-managed and SaaS	$105,055	$69,621	$369,349	$226,163
License—self-managed and other	17,852	8,175	54,987	26,490
Total revenue	122,907	77,796	424,336	252,653
Cost of revenue:
Subscription—self-managed and SaaS	11,124	7,302	40,841	23,668
License—self-managed and other	3,114	1,871	10,839	6,317
Total cost of revenue	14,238	9,173	51,680	29,985
Gross profit	108,669	68,623	372,656	222,668
Operating expenses:
Sales and marketing	81,513	57,192	309,992	190,754
Research and development	43,680	28,610	156,143	97,217
General and administrative	29,750	23,378	117,932	63,654
Total operating expenses	154,943	109,180	584,067	351,625
Loss from operations	(46,274)	(40,557)	(211,411)	(128,957)
Interest income	6,249	510	14,496	736
Other income (expense), net	(1,024)	(9,598)	21,585	(30,850)
Loss before income taxes and loss from equity method investment	(41,049)	(49,645)	(175,330)	(159,071)
Loss from equity method investment, net of tax	(693)	—	(2,468)	—
Provision for (benefit from) income taxes	379	(2,881)	2,898	(1,511)
Net loss	$(42,121)	$(46,764)	$(180,696)	$(157,560)
Net loss attributable to noncontrolling interest	(3,388)	(979)	(8,385)	(2,422)
Net loss attributable to GitLab	$(38,733)	$(45,785)	$(172,311)	$(155,138)
Net loss per share attributable to GitLab Class A and Class B common stockholders, basic and diluted	$(0.26)	$(0.32)	$(1.16)	$(1.95)
Weighted-average shares used to compute net loss per share attributable to GitLab Class A and Class B common stockholders, basic and diluted	150,133	144,929	148,407	79,755

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Year Ended January 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss, including amounts attributable to noncontrolling interest	$(180,696)	$(157,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	122,567	30,009
Operating lease non-cash expense	562	—
Gain from the fair value change of acquisition related contingent consideration	(1,722)	—
Amortization of intangible assets	2,362	665
Depreciation expense	3,231	543
Amortization of deferred contract acquisition costs	44,958	33,368
Gain from deconsolidation of Meltano Inc.	(17,798)	—
Loss from equity method investment	3,189	—
Net amortization of premiums or discounts on short-term investments	(6,077)	—
Unrealized foreign exchange (gain) loss	(3,727)	20,389
Other non-cash expense, net	594	197
Changes in assets and liabilities:
Accounts receivable	(54,169)	(38,223)
Prepaid expenses and other current assets	(8,909)	(8,219)
Deferred contract acquisition costs	(48,555)	(42,575)
Other long-term assets	3,012	(3,374)
Accounts payable	287	1,877
Accrued expenses and other current liabilities	4,619	13,953
Accrued compensation and benefits	(11,693)	19,755
Deferred revenue	73,003	79,074
Other long-term liabilities	(2,446)	307
Net cash used in operating activities	(77,408)	(49,814)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(821,622)	(100,031)
Proceeds from maturities of short-term investments	231,626	50,000
Purchases of property and equipment	(6,070)	(3,541)
Deconsolidation of Meltano Inc.	(9,620)	—
Payments for business combination, net of cash acquired and consideration withheld in an escrow	—	(323)
Net cash used in investing activities	(605,686)	(53,895)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts	—	654,552
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	24,515	25,354
Issuance of common stock under employee stock purchase plan	14,378	—
Proceeds from warrants exercised	—	86
Repurchase of common stock in a tender offer	—	(590)
Contributions received from noncontrolling interests, net of issuance costs	61,726	26,450
Partial settlement of acquisition related contingent cash consideration	(3,137)	—
Payments of deferred offering costs	—	(4,667)
Net cash provided by financing activities	97,482	701,185
Impact of foreign exchange on cash and cash equivalents	(3,658)	6,846
Net increase (decrease) in cash and cash equivalents	(589,270)	604,322
Cash, cash equivalents, and restricted cash at beginning of period	887,172	282,850
Cash, cash equivalents, and restricted cash at end of period	$297,902	$887,172
Reconciliation of cash, cash equivalents and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$295,402	$884,672
Restricted cash, included in prepaid expenses and other current assets	2,500	—
Restricted cash, included in other long-term assets	—	2,500
Total cash, cash equivalents and restricted cash	$297,902	$887,172

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Gross profit on GAAP basis	$108,669	$68,623	$372,656	$222,668
Gross margin on GAAP basis	88%	88%	88%	88%
Stock-based compensation expense	1,455	578	5,078	1,300
Amortization of acquired intangibles	521	334	2,067	334
Gross profit on non-GAAP basis	$110,645	$69,535	$379,801	$224,302
Gross margin on non-GAAP basis	90%	89%	90%	89%

Sales and marketing on GAAP basis	$81,513	$57,192	$309,992	$190,754
Stock-based compensation expense	(13,194)	(4,862)	(48,001)	(10,550)
Sales and marketing on non-GAAP basis	$68,319	$52,330	$261,991	$180,204

Research and development on GAAP basis	$43,680	$28,610	$156,143	$97,217
Stock-based compensation expense	(9,920)	(3,652)	(36,325)	(8,305)
Research and development on non-GAAP basis	$33,760	$24,958	$119,818	$88,912

General and administrative on GAAP basis	$29,750	$23,378	$117,932	$63,654
Amortization of acquired intangibles	(74)	(80)	(295)	(331)
Stock-based compensation expense	(9,072)	(3,675)	(33,163)	(9,854)
Changes in the fair value of acquisition related contingent consideration	1,722	—	659	—
General and administrative on non-GAAP basis	$22,326	$19,623	$85,133	$53,469

Loss from operations on GAAP basis	$(46,274)	$(40,557)	$(211,411)	$(128,957)
Stock-based compensation expense	33,641	12,767	122,567	30,009
Amortization of acquired intangibles	595	414	2,362	665
Changes in the fair value of acquisition related contingent consideration	(1,722)	—	(659)	—
Loss from operations on non-GAAP basis	$(13,760)	$(27,376)	$(87,141)	$(98,283)

Other income (expense), net on GAAP basis	$(1,024)	$(9,598)	$21,585	$(30,850)
Gain from deconsolidation of Meltano Inc.	—	—	(17,798)	—
Foreign exchange (gain) loss	997	9,437	(4,364)	29,140
Other income (expense), net on non-GAAP basis	$(27)	$(161)	$(577)	$(1,710)

Net loss attributable to GitLab common stockholders on GAAP basis	$(38,733)	$(45,785)	$(172,311)	$(155,138)
Stock-based compensation expense	33,641	12,767	122,567	30,009
Amortization of acquired intangibles	595	414	2,362	665
Changes in the fair value of acquisition related contingent consideration	(1,722)	—	(659)	—
Gain from deconsolidation of Meltano Inc.	—	—	(17,798)	—
Loss from equity method investment, net of tax	693	—	2,468	—
Foreign exchange (gain) loss	997	9,437	(4,364)	29,140
Net loss attributable to GitLab common stockholders on non-GAAP basis	$(4,529)	$(23,167)	$(67,735)	$(95,324)

Net loss per share on GAAP basis	$(0.26)	$(0.32)	$(1.16)	$(1.95)
Non-GAAP adjustments to net loss per share	0.23	0.16	0.70	0.75
Net loss per share on non-GAAP basis	$(0.03)	$(0.16)	$(0.46)	$(1.20)
Shares used in per share calculation - diluted on GAAP and non-GAAP basis	150,133	144,929	148,407	79,755

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
Jack Andrews
VP, Investor Relations
GitLab Inc.
ir@gitlab.com